Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, US$0.000006666666667 par value per share, of Nu Holdings Ltd., an exempted company with limited liability incorporated in Cayman Islands, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page to follow]

SIGNATURE

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 1, 2024.

TENCENT HOLDINGS LIMITED

By:	/s/ Ma Huateng
Name: Ma Huateng
Title: Director

TENCENT CLOUD EUROPE B.V.

By:	/s/ Constant Pieter van der Merwe
Name: Constant Pieter van der Merwe
Title: Director

ACEVILLE PTE. LTD.

By:	/s/ Daniel Joram Brody
Name: Daniel Joram Brody
Title: Authorized Signatory

TCH DELTA LIMITED

By:	/s/ Li Yan
Name: Li Yan
Title: Director

HUANG RIVER INVESTMENT LIMITED

By:	/s/ Ma Huateng
Name: Ma Huateng
Title: Director

[Signature Page to 13G/A Joint Filing Agreement]